NiSource Inc.
2010 Omnibus Incentive Plan

Performance Share Award Agreement

This Performance Share Award Agreement (the “Agreement”), is made and entered into as of [__________] (the “Date of Grant”), by and between NiSource Inc., a Delaware corporation (the “Company”), and [________], an Employee of the Company (the “Grantee”).

Section 1. Performance Share Award. The Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth, an Award of [________] Performance Shares. The Performance Shares will be represented by a bookkeeping entry (the “Performance Share Account”) of the Company, and each Performance Share will be settled with one share of the Company’s common stock to the extent provided under this Agreement and the Plan.

Section 2. Grantee Accounts. The number of Performance Shares granted pursuant to this Agreement shall be credited to the Grantee’s Performance Share Account. Each Performance Share Account shall be maintained on the books of the Company until full payment of the balance thereof has been made to the Grantee (or the Grantee’s beneficiaries or estate if the Grantee is deceased) in accordance with Section 1 above. No funds shall be set aside or earmarked for any Performance Share Account, which shall be purely a bookkeeping device.

Section 3. Performance Period. The “Performance Period” is the period beginning on [________], and ending on [________].

Section 4. Performance Goals.

(a)
Satisfaction of Performance Goals. If the Company’s cumulative “net operating earnings” per Share for the Performance Period meets or exceeds [________] (the “Threshold Performance Requirement”), and the Committee certifies to this result in accordance with subsection (b) below, the Performance Shares will be eligible to vest as provided below. If the Company’s cumulative “net operating earnings” per Share for the Performance Period does not meet or exceed [________] all Performance Shares will be forfeited as of the end of the Performance Period.

(b)
Committee Certification. As soon as practicable after the end of the Performance Period, the Committee will certify in writing whether the Threshold Performance Requirement has been met for the Performance Period and determine the number of Shares, if any, that will be payable to the Grantee. The date of the Committee’s certification under this Section shall hereinafter be referred to as the “Certification Date.” The Company will notify the Grantee (or the executors or administrators of the Grantee’s estate, if appropriate) of the Committee’s certification following the Certification Date (such notice being the “Determination Notice”). The Determination Notice shall specify the number of Shares payable in accordance with the Committee’s certification and the terms of this Agreement.

Section 5. Vesting. If the Threshold Performance Requirement for the Performance Period has been met, and the Committee certifies to this result as provided in Section 4(b), the number of Performance Shares earned and vested shall be determined as follows:

(a)
[________] shall be eligible to vest based on the achievement of cumulative “net operating earnings” per Share for the Performance Period in accordance with the following results (including interpolation between the trigger, target and stretch goals, expressed as a percentage of the target) (“Cumulative NOEPS Shares”), provided that the Grantee remains in the continuous employment with the Company through [________]:

Cumulative Net            Vesting
Operating Earnings            Percentage
Per Share

(i)
The number of Cumulative NOEPS Shares determined above shall be increased or decreased (“TSR Adjustment”) based on the Company’s Relative Total Shareholder Return (“RTSR”) (as defined below). If the Company’s RTSR as of the last day of the Performance Period is in the top quartile of Total Shareholder Return (“TSR”) performance of a peer group of companies, the number of Cumulative NOEPS Shares eligible to vest as determined above shall be increased by [________]. If the Company’s RTSR as of the last day of the Performance Period is in the bottom quartile of TSR performance of a peer group of companies, the number of Cumulative NOEPS Shares eligible to vest as determined above shall be decreased by [________]. No other adjustment shall be made based on the Company’s RTSR.

(ii)
For purposes of this Agreement, Relative Total Shareholder Return (“RTSR”) is the annualized growth in the dividends and share price of a share of the Company’s common stock, calculated using a 20 day trading average of the Company’s closing price beginning [________] and ending [________] compared to the TSR performance of a peer group of companies determined by the Committee at its meeting on [________].

(b)
[________] shall be eligible to vest based on the individual’s contribution to the Company’s Customer Value Framework, as determined at the end of the Performance Period, provided that the Grantee remains in the continuous employment with the Company until [________]. Individual payout percentages may range from [________], as determined by the Committee in its sole discretion. The components of the Company’s Customer Value Framework shall consist of the following areas of focus: safety, customer satisfaction, financial, culture and environmental.

Section 6.    Forfeiture of Performance Shares.

(a)
Termination of Service before [________]. Except as set forth below, if Grantee’s Service is terminated for any reason prior to [________], the Grantee shall forfeit the Performance Shares credited to the Grantee’s Performance Share Account.

(b)	Retirement, Disability or Death.

(i)
Notwithstanding the foregoing, in the event that Grantee’s Service terminates prior to [________] as a result of (i) Grantee’s Retirement; or (ii) Grantee’s Disability; or (iii) Grantee’s death and such death occurs with less than or equal to twelve months remaining in the Performance Period, the Grantee (or the Grantee’s beneficiary or estate in the case of Grantee’s death) shall vest in a pro rata portion of the Performance Shares, based on the actual performance results for the Performance Period, including application of the TSR Adjustment, after the Certification Date described in subsection 4(b) above; provided that the Committee actually certifies that the Threshold Performance Requirement for the Performance Period has been met. Such pro rata portion of Performance Shares shall be determined by multiplying such number of Performance Shares by a fraction, where the numerator shall be the number of full or partial calendar months elapsed between the Date of Grant and the date the Grantee terminates Service, and the denominator shall be the number of full or partial calendar months elapsed between the Date of Grant and [________].

(ii)
Additionally, if the Grantee terminates Service due to death prior to [________] with more than 12 months remaining in the Performance Period, the Grantee’s beneficiary or estate shall vest, on the date of termination, in a pro rata portion of the Performance Shares equal to the number of Performance Shares that the Grantee otherwise would have received had the Threshold Performance Requirement been met for the Performance Period and vesting had been achieved at the target level (without application of the TSR Adjustment). Such pro rata portion of Performance Shares shall be determined by multiplying such number of Performance Shares by a fraction, where the numerator shall be the number of full or partial calendar months elapsed between the Date of Grant and the date the Grantee terminates Service, and the denominator shall be the number of full or partial calendar months elapsed between the Date of Grant and [________].

(iii)
For purposes of this Agreement, “Retirement” means the Grantee’s termination from Service with the Company at or after attainment of age 55 and completing 10 years of service (within the meaning of the Company’s tax-qualified pension plan, regardless of whether the Grantee is eligible for such plan).

(d)
Change in Control. Notwithstanding the foregoing provisions, in the event of a Change in Control, the Performance Shares under this Agreement shall vest in accordance with Article XVI of the Plan. In the event of any conflict between Article XVI of the Plan and this Agreement, Article XVI shall control.

Section 7. Delivery of Shares. Once Performance Shares have vested under this Agreement, the Company will convert the Performance Shares in the Grantee’s Performance Share Account into Shares and deliver the total number of Shares due to the Grantee as soon as administratively practicable after such date, but no later than [________]. The delivery of the Shares shall be subject to payment of the applicable withholding tax liability and the forfeiture provisions of this Agreement. If the Grantee dies before the Company has distributed any portion of the vested Performance Shares, the Company will transfer any Shares with respect to the vested Performance Shares in accordance with the Grantee’s written beneficiary designation or to the Grantee’s estate if no written beneficiary designation is provided.

Section 8. Withholding of Taxes. The Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.

Section 9. Securities Law Compliance. The delivery of all or any Shares that relate to the Performance Shares shall only be effective at such time that the issuance of such Shares will not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of Shares under the Securities Act of 1933 or to effect any state registration or qualification of the Shares that may be issued under this Agreement. The Company may, in its sole discretion, delay the delivery of Shares or place restrictive legends on Shares in order to ensure that the issuance of any Shares will be in compliance with federal or state securities laws and the rules of any exchange upon which the Company’s Shares are traded. If the Company delays the delivery of Shares in order to ensure compliance with any state or federal securities or other laws, the Company shall deliver the Shares at the earliest date at which the Company reasonably believes that such delivery will not cause such violation, or at such later date that may be permitted under Code Section 409A.

Section 10. Restriction on Transferability. Except as otherwise provided under the Plan, until the Performance Shares have vested under this Agreement, the Performance Shares granted herein and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (by operation of law or otherwise), other than by will or the laws of descent and distribution. Any attempted transfer in violation of the provisions of this paragraph shall be void, and the purported transferee shall obtain no rights with respect to such Performance Shares.

Section 11. Grantee’s Rights Unsecured. The right of the Grantee or his or her beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Grantee nor his or her beneficiary shall have any rights in or against any amounts credited to the Grantee’s Performance Share Account or any other specific assets of the Company. All amounts credited to the Grantee’s Performance Share Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes, as it may deem appropriate.

Section 12. No Rights as Stockholder or Employee.

(a)
The Grantee shall not have any privileges of a stockholder of the Company with respect to any Performance Shares subject to this Agreement, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which Shares are entitled with respect to any such Performance Shares.

(b)
Nothing in this Agreement or the Award shall confer upon the Grantee any right to continue as an Employee of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate the Grantee’s Service at any time.

Section 13. Adjustments. If at any time while the Award is outstanding, the number of outstanding Performance Shares is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in the Plan, the number and kind of Performance Shares shall be adjusted in accordance with the provisions of the Plan. In the event of certain corporate events specified in Article XVI of the Plan, any unvested Performance Shares may be replaced by substituted Awards or forfeited in exchange for payment of cash in accordance with the procedures and provisions of Article XVI of the Plan.

Section 14. Notices. Any notice hereunder by the Grantee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the following address: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, IN 46410-6271, or at such other address as the Company may designate by notice to the Grantee. Any notice hereunder by the Company shall be given to the Grantee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.

Section 15. Administration. The administration of this Agreement, including the interpretation and amendment or termination of this Agreement, will be performed in accordance with the Plan. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee as to the provisions of this Agreement shall be conclusive, final, and binding on all persons. This Agreement at all times shall be governed by the Plan, which is incorporated in this Agreement, and in no way alter or modify the Plan. All capitalized terms used in this Agreement and not defined herein shall have the meaning set forth in the Plan. To the extent a conflict exists between this Agreement and the Plan, the provisions of the Plan shall govern. Notwithstanding the foregoing, if subsequent guidance is issued under Code Section 409A that would impose additional taxes, penalties, or interest to either the Company or the Grantee, the Company may administer this Agreement in accordance with such guidance and amend this Agreement without the consent of the Grantee to the extent such actions, in the reasonable judgment of the Company, are considered necessary to avoid the imposition of such additional taxes, penalties, or interest.

Section 16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Indiana, without giving effect to the choice of law principles thereof.

Section 17. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Performance

Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 18. Entire Agreement; Code Section 409A Compliance. This Agreement and the Plan contain the terms and conditions with respect to the subject matter hereof and supersede any previous agreements, written or oral, relating to the subject matter hereof. This Agreement is pursuant to the terms of the Company’s 2010 Omnibus Incentive Plan (the “Plan”). The applicable terms of the Plan are incorporated herein by reference, including the definition of capitalized terms contained in the Plan, and including the Code Section 409A provisions of Section XIX of the Plan. This Agreement shall be interpreted in accordance with Code Section 409A including the rules related to payment timing for specified employees. This Agreement shall be deemed to be modified to the maximum extent necessary to be in compliance with Code Section 409A’s rules. If the Grantee is unexpectedly required to include in the Grantee’s current year’s income any amount of compensation relating to the Performance Shares because of a failure to meet the requirements of Code Section 409A, then to the extent permitted by Code Section 409A, the Grantee may receive a distribution of Shares in an amount not to exceed the amount required to be included in income as a result of the failure to comply with Code Section 409A.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Award to be granted, and the Grantee has accepted this Award, as of the date first above written.

NiSource Inc.

____________________________________________
By:
Its:

GRANTEE

By:   _____________________